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                                                                    EXHIBIT 10.2

                     MINORITY SHAREHOLDER PURCHASE AGREEMENT

                                  BY AND AMONG

                                QUIKSILVER, INC.

                          QUIKSILVER AUSTRALIA PTY LTD

                                       AND

                SHAREHOLDERS OF QUIKSILVER INTERNATIONAL PTY LTD.


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                     MINORITY SHAREHOLDER PURCHASE AGREEMENT

          This MINORITY SHAREHOLDER PURCHASE AGREEMENT ("Agreement") is made and entered into on the ______ day of July, 2000 by and among Quiksilver, Inc., a Delaware corporation ("Parent"), Quiksilver Australia Pty Ltd, ACN 091 136 195, a Victoria corporation ("Buyer"), Quiksilver International Pty Ltd, ACN 005 575 548, a Victoria corporation (the "Company"), the shareholders of the Company listed on Exhibit A attached hereto (the "Shareholders"), and Alan Green and John Law. For purposes of this Agreement, the terms set forth in Exhibit 1 shall have the meanings specified or referred to therein.

                                 R E C I T A L S

          A. The Shareholders own in the aggregate 13.33% of the issued ordinary shares of the Company (the "Shares").

          B. Buyer desires to purchase all of the Shares owned by the Shareholders, and the Shareholders desire to sell such Shares, on the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the mutual representations, warranties and agreements contained herein, the parties hereto agree as follows.

                                   ARTICLE I
                           PURCHASE AND SALE OF SHARES

     Section 1.1 Purchase and Sale. Each of the Shareholders hereby sells to Buyer, and Buyer hereby purchases from such Shareholder, that number of Shares which is identified on Exhibit A attached hereto across from such Shareholder's name on Exhibit A, in exchange for the purchase price provided in Section 1.2.

     Section 1.2 Purchase Price. At Closing, Buyer shall pay to each Shareholder the amount equal to the product of (i) AUD21.0538, times (ii) the number of Shares held by such Shareholder.

     Section 1.3 Election of Minority Shareholders. Each Minority Shareholder acknowledges and agrees that it was provided the option to be a party to the Share Purchase Agreement and elected not to so participate in consideration of the payment to be made hereunder. By electing not to be a party to the Share Purchase Agreement, each Minority Shareholder hereby waives any rights to receive any amounts that he could have received under the Share Purchase Agreement.

     Section 1.4 Closing. The closing of the transactions contemplated by this Agreement ("Closing") shall take place at such location, time and date as the parties may fix ("Closing Date").


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     Section 1.5 Deliveries at Closing. At the Closing:

          (a) The Company and the Shareholders' Representative hereby deliver to
Buyer:

              (i) certificates representing the Shares being sold by the Shareholders under this Agreement; and

              (ii) instruments of transfer of the Shares in favor of the Buyer or its nominee which have been duly executed by the Shareholders and are in registrable form.

          (b) Buyer hereby delivers by wire transfer to the Shareholder's Representative for each Shareholder an amount equal to the consideration to be paid to such Shareholder under Section 1.2.

                                   ARTICLE II
               REPRESENTATIONS AND WARRANTIES OF PARENT AND BUYER

          Except as set forth in the attached Schedule (which lists exceptions to the following representations and warranties and also contains matters required to be disclosed pursuant to this Article II, each of which corresponds to the numbered sections contained in this Article II), Parent and Buyer jointly and severally represent and warrant to the Shareholders as follows:

     Section 2.1 Organization; Qualification. Each of Parent and Buyer (a) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) has the corporate power and authority to carry on its business as now conducted; (c) has delivered to the Company complete and correct copies of its charter documents as currently in effect; and
(d) is qualified to do business and is in good standing in each jurisdiction in which the property owned, leased or operated by it or the business conducted by it makes such qualification necessary.

     Section 2.2 Authority. Each of Parent and Buyer has full corporate power and authority to execute and deliver this Agreement, and to perform its obligations under, and to consummate the transactions contemplated by, this Agreement, and all corporate action of it necessary for such execution, delivery and performance has been duly and validly taken as required by law or under its charter documents. This Agreement constitutes the legal, valid and binding obligation of Parent and Buyer enforceable in accordance with its terms against them. The execution and delivery of this Agreement by Parent and Buyer do not, and the performance and consummation by them of the transactions contemplated by this Agreement, will not (a) conflict with, constitute or result in a breach or violation of, or default under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, agreement, contract or other instrument or obligation to which they are a party or by which any of their respective assets or properties are bound; (b) violate any judgment, order, injunction, decree, statute, rule, or regulation applicable to them or any of their respective assets or properties; (c) contravene, violate or be impermissible under their charter documents; or (d) permit any party to terminate any lease, contract, agreement or other instrument to which they are a party or to accelerate the maturity of any of their indebtedness.


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     Section 2.3 No Consents. Except as contemplated by this Agreement, neither the execution of this Agreement by Parent and Buyer, nor the consummation of the transactions contemplated hereby, require the consent or approval of, or declaration, filing or registration with, any governmental authority.

     Section 2.4 No Broker or Finder. Neither Parent nor Buyer has had discussions with, negotiated with, been represented by or employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees to any individual or entity in connection with this Agreement or any of the transactions contemplated hereby.

                                  ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each Shareholder represents and warrants to Buyer and Parent as follows:

     Section 3.1 Title to Shares. Such Shareholder is the owner of the number of Shares indicated on Exhibit A attached hereto across from such Shareholder's name. No other person or entity has any right, title, or interest, beneficially or of record, in or to such Shares owned by such Shareholder, other than beneficiaries of a trust of which such Shareholder is a trustee, and such Shares are free and clear of any claims, liens, encumbrances, security agreements, equities, options, charges, or restrictions, and can be delivered and surrendered to Buyer pursuant hereto without obtaining the consent or approval of any other person or governmental authority. Upon the transfer and delivery of such Shares to Buyer in accordance with this Agreement and payment therefor, Buyer will become the owner and holder of all of such Shares free and clear of all liens, encumbrances, pledges, claims, charges and restrictions on transfer.

     Section 3.2 Authority. This Agreement constitutes the legal, valid, and binding obligation of such Shareholder enforceable in accordance with its terms. The consummation of the transactions contemplated by this Agreement and fulfillment of the terms hereof will not breach any of the terms and provisions of, or constitute a default by such Shareholder under, any agreement or instrument to which such Shareholder is a party or by which such Shareholder is bound, or any statute, ruling, decree, judgment, order or regulation of any governmental authority having jurisdiction over such Shareholder or such Shareholder's property; and no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Shareholder of the transactions on such Shareholder's part contemplated hereby.

     Section 3.3 No Challenges. There has not been commenced or, to such Stockholder's knowledge, threatened any legal proceeding or other action (i) involving any challenge to, or seeking damages or other relief in connection with, any of the transactions contemplated by this Agreement, or (ii) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the transactions contemplated by this Agreement.

     Section 3.4 No Indebtedness. Neither such Shareholder nor any of its Affiliates owes any indebtedness to the Company.

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                                   ARTICLE IV
                       ADDITIONAL COVENANTS AND AGREEMENTS

     Section 4.1 Shareholders' Representative.

          (a) In order to administer efficiently the rights and obligations of the Shareholders under this Agreement, the Shareholders hereby designate and appoint Alan Green and John Law jointly as the Shareholders' Representative, to serve as the Shareholders' agent and attorney-in-fact for the limited purposes set forth in Section 4.1(b) of this Agreement.

          (b) Each of the Shareholders hereby appoints the Shareholders' Representative as such Shareholder's agent, proxy and attorney-in-fact, with full power of substitution, for all purposes set forth in this Agreement, including, without limitation, the full power and authority on such Shareholder's behalf (i) to consummate the transactions contemplated by this Agreement, (ii) to disburse any funds received hereunder to the Shareholders,
(iii) to execute and deliver any certificates representing the Shares and execution of such further instruments of assignment as Buyer shall reasonably request, (iv) to execute and deliver on behalf of each Shareholder any amendment or waiver under this Agreement, (v) to retain legal counsel and other professional services in connection with the performance by the Shareholders' Representative of this Agreement, and (vi) to do each and every act and exercise any and all rights which such Shareholder or Shareholders are permitted or required to do or exercise under this Agreement and the other agreements, documents and certificates executed in connection herewith. Each of the Shareholders agrees that such agency and proxy are coupled with an interest, are therefore irrevocable without the consent of the Shareholders' Representative and shall survive the death, bankruptcy or other incapacity of any Shareholder; provided that such agency and proxy shall terminate if this Agreement is terminated pursuant to its terms.

          (c) Alan Green and John Law jointly shall serve as the Shareholders' Representative until one of them resigns or is otherwise unable or unwilling to serve. In the event that Alan Green or John Law resigns or is otherwise unable or willing to serve, the other shall serve alone as the Shareholders' Representative. In the event that both Alan Green and John Law resign or are otherwise unable to unwilling to serve, the remaining Shareholders shall select, by the vote of a majority of the holders of the Shares, a successor representative to fill such vacancy, shall provide prompt written notice to Parent and Buyer of such change and such substituted representative shall then be deemed to be the Shareholders' Representative for all purposes of this Agreement.

     Section 4.2 Announcements. The notices to the general public and the press relating to the transactions contemplated by this Agreement shall be made only at such time and in such manner as may be mutually agreed upon by Buyer and the Company; provided, however, that any party shall be entitled to make a public announcement about such transactions if, in the opinion of its counsel, such announcement is required to comply with any applicable law, rule or regulation. Information provided by either party to third parties whose assistance and cooperation may, in the judgment of such informing party, be required to the successful consummation of the transactions contemplated by this Agreement, and information provided by


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either party to its employees with respect to such transactions, shall not be construed as a general notice, release, statement or communication within the meaning or intent of this section.

     Section 4.3 Guaranty of Buyer's Obligations. Parent hereby guarantees all of the obligations of Buyer under this Agreement and any agreement attached hereto as an exhibit.

     Section 4.4 Stamp Duty. The Shareholders, jointly and severally, shall be responsible for and pay fifty percent (50%) of, and the Buyer shall be responsible for and pay fifty percent (50%) of, the stamp duty resulting from this Agreement and the transactions contemplated hereunder.

                                   ARTICLE V
                               GENERAL PROVISIONS

     Section 5.1 Notices. All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered or certified mail, return receipt requested, or (c) when received by the addressee, if sent by mail, registered or certified (return receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

          If to Parent or Buyer:    Quiksilver, Inc.
                                    15202 Graham Street
                                    Huntington Beach, CA  92649
                                    Attention:     Robert B. McKnight, Jr.
                                    Telephone:     (714) 889-4279
                                    Facsimile:     (714) 889-2323

          With Copies to:           Hewitt & McGuire, LLP
                                    19900 MacArthur Boulevard
                                    Suite 1050
                                    Irvine, CA  92612
                                    Attention:     Charles S. Exon
                                    Telephone:     (949) 798-0500
                                    Facsimile:     (949) 798-0511


                                    Blake Dawson Waldman
                                    101 Collins Street
                                    Melbourne, Victoria
                                    Australia 3000
                                    Attention:  Mary Padbury
                                    Telephone:      61 (3) 9679-3000
                                    Facsimile:      61 (3) 9679-3111

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          If to Shareholders:       At the address and facsimile number for each
                                    such Shareholders shown on their signature page.

          With Copy to:             Corrs Chambers Westgarth
                                    Bourke Place
                                    600 Bourke Street
                                    GPO Box 9925
                                    Melbourne, Victoria
                                    Australia  3001
                                    Attention:     Dennis Nettlefold
                                    Telephone:     61 (3) 672-3000
                                    Facsimile:     61 (3) 602-5544

     Section 5.2 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument.

     Section 5.3 Governing Law. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the State of New York.

     Section 5.4 Entire Agreement. The terms of this Agreement are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Agreement and may not be contradicted by evidence of any prior or contemporaneous agreement. The parties further intend that this Agreement constitutes the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial proceeding, if any, involving this Agreement.

     Section 5.5 Dispute Resolution. The parties agree that all disputes arising under this Agreement will be settled by binding arbitration in the following manner:

          (a) If the party bringing a dispute to arbitration under this Agreement (the "Complainant") is one or more of the Shareholders, the services and rules of the American Arbitration Association will be used and the arbitration will be held in the United States. Three arbitrators will be used with one arbitrator being selected by the Complainant, one being selected by the party responding to the Complainant (the "Respondent"), and the third being selected by agreement of the two.

          (b) If the Complainant is Parent or Buyer, the arbitration shall be held in the state of Victoria, Australia, in accordance with the Commercial Arbitration Act of 1984 (Victoria). Three arbitrators will be used with one arbitrator being selected by the Complainant, one being selected by the Respondent, and the third selected by the Chairperson for the time being of the Chapter of the Institute of Arbitrators Australia in Victoria. The parties agree that they may be represented in arbitration proceedings by a legal practitioner.


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     Section 5.6 Exhibits and Schedules. Each of the Exhibits and Schedules
referred to herein and attached hereto is an integral part of this Agreement and is incorporated herein by this reference.

     Section 5.7 Further Assurances. The parties agree to do such further acts and things and to execute and deliver such additional agreements and instruments as the other party may reasonably require to consummate, evidence, or confirm the agreements contained herein in the manner contemplated hereby.

     Section 5.8 Successors and Assigns. This Agreement and the provisions hereof shall be binding upon and inure to the benefit of each of the parties and their respective successors and assigns.

     Section 5.9 Attorneys' Fees. In the event any action in law or equity, arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any of the provisions of this Agreement, the prevailing party or parties shall be entitled to its attorneys' fees and other costs reasonably incurred in such action or proceeding.

     Section 5.10 Equitable Remedies. In addition to legal remedies, to the extent allowed pursuant to this Agreement or by law, in recognition of the fact that remedies at law may not be sufficient, the parties hereto (and their successors) shall be entitled to equitable remedies including, without limitation, specific performance and injunction.

     Section 5.11 Expenses. Each party hereto shall pay its own expenses incident to the negotiation and preparation of this Agreement and all other documents necessary or appropriate to consummate the transactions contemplated hereby, and shall bear its own costs and expenses incurred in closing and carrying out the transactions contemplated by this Agreement, including any broker's or finder's fees and the expenses of its representatives.

     Section 5.12 Amendment. This Agreement may be amended or modified in whole or in part at any time prior to the Closing Date by an agreement in writing among Buyer and the Shareholders' Representative.

     Section 5.13 Effect of Amendment or Waiver. Each Shareholder acknowledges that by operation of Sections 4.2 and 5.12, the Shareholders' Representative will have the right and power to diminish or eliminate rights of such Shareholders under this Agreement.

     Section 5.14 Opportunity to Consult Counsel. Each Shareholder acknowledges that such Shareholder has had full and adequate opportunity to have this Agreement reviewed by such Shareholder's independent counsel and to discuss this Agreement with such counsel.


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          The parties to this Agreement have executed this Agreement upon the day and year first set forth above.

                       "PARENT"

                       QUIKSILVER, INC., a Delaware corporation

                       By:
                           -------------------------------------
                       Name:
                             -----------------------------------
                       Title:
                              ----------------------------------


                       "BUYER"

                       QUIKSILVER AUSTRALIA PTY LTD, a Victoria corporation

                       By:
                           -------------------------------------
                       Name:
                             -----------------------------------
                       Title:
                              ----------------------------------

                       By:
                           -------------------------------------
                       Name:
                             -----------------------------------
                       Title:
                              ----------------------------------

                       "SHAREHOLDERS' REPRESENTATIVE"

                       -----------------------------------------
                       Alan Green

                       -----------------------------------------
                       John Law

                       [Signatures continued on next page]


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                       "SHAREHOLDERS"

                       -----------------------------------------
                       Print Name of Shareholder

                       If Shareholder is an entity:

                       By:
                           -------------------------------------
                       Name:
                             -----------------------------------
                       Title:
                              ----------------------------------
                       Address:
                               ---------------------------------

                               ---------------------------------

                               ---------------------------------
                       Fax No:
                               ---------------------------------

                       If Shareholder is an individual:

                       -----------------------------------------
                       Signature of Shareholder

                       Address:
                               ---------------------------------

                               ---------------------------------

                               ---------------------------------
                       Fax No:
                               ---------------------------------

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                                   SCHEDULE 1

                                   DEFINITIONS

          For purposes of the foregoing Agreement, the following definitions shall apply:

          "Affiliate" means, with respect to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

          "Buyer" shall have the meaning set forth in the Preamble.

          "Closing" means the consummation of the transaction contemplated by this Agreement. The time "Closing Date" and place of the Closing are set forth in Section 1.4.

          "Company" shall have the meaning set forth in the Preamble.

          "Participating Shareholders" shall mean Dovali Pty Ltd, Alimoc Pty Ltd, and John A. Law and Geraldine Mary Law.

          "Person" means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization.

          "Share Purchase Agreement" shall mean that certain Share Purchase Agreement of even date herewith among the Company, Buyer, Parent, the Participating Shareholders and Alan Green.

          "Shareholders" shall have the meaning set forth in the Preamble.

          "Shareholders' Representative" shall be Alan Green and John Law acting jointly or their successor as appointed pursuant to Section 4.2.

          "Shares" means the issued ordinary shares of the Company being sold by the Shareholders under this Agreement.


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                                LIST OF EXHIBITS

Exhibit A - Shareholders and Number of Shares


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                                    EXHIBIT A

                        SHAREHOLDERS AND NUMBER OF SHARES

            Shareholders                                    No. of Shares
            ------------                                    -------------

       Propaton Pty Ltd                                        164,317
       Echo Beach Pty Ltd                                      133,333
       Sea Note Pty Ltd                                         57,733
       Henry Robert Hodge                                       35,528
       John Hugh Winship                                        35,528
       Murray Boyd                                              35,528
       Brothers Neilsen Pty Ltd                                 33,307
       Gregory John Brown                                       27,764
       Alligator Pty Ltd                                        22,205
       Mella Jarlie Pty Ltd                                     22,205
       Paul Gerard Hart                                         13,323
       Ocalim Pty Ltd                                           11,103
       -------------------------                               -------
       Total                                                   591,874

                                      A-1